EXHIBIT 1

                                 NATIONAL CITY
                                 BANCORPORATION

                                      1996

                                 SECOND QUARTER

                                     REPORT

                                   SIX MONTHS

                                     ENDED

                                 JUNE 30, 1996


NATIONAL CITY BANCORPORATION
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611
Telephone 612-904-8503


NATIONAL CITY BANCORPORATION
CHANGE OF ADDRESS FOR SHAREHOLDER

National City Bank of Minneapolis
Stock Transfer Department
P.O. Box E1919
Minneapolis, Minnesota 55480-1919


PLEASE CHANGE MY ADDRESS TO:


Name____________________________________________________
(Print name exactly as it appears on stock certificate)


STREET _________________________________________________


CITY ___________________________________________________


STATE_________________________ZIP CODE  ________________


DATE ___________________________________________________


                       OLD ADDRESS


STREET _________________________________________________


CITY ___________________________________________________


STATE_________________________ZIP CODE  ________________


SIGNATURE ______________________________________________




FINANCIAL HIGHLIGHTS
(in thousands except per share)


                                 SECOND QUARTER ENDED
                                       JUNE 30,
                                 --------------------    PERCENT
                                   1996         1995     CHANGE
                                 -------      -------    -------
EARNINGS:
 Net interest income             $ 9,503      $ 9,118       4%
 Net earnings                      2,942        3,041      -3%
EARNINGS PER COMMON SHARE:
 Net earnings                    $  0.40      $  0.41

                                   SIX MONTHS ENDED
                                       JUNE 30,
                                 ---------------------   PERCENT
                                    1996        1995     CHANGE
                                 --------     --------   -------
EARNINGS:
 Net interest income             $ 19,203     $ 17,815      8%
 Net earnings                       5,781        5,451      6%
EARNINGS PER COMMON SHARE:
 Net earnings                    $   0.78     $   0.74

                                  JUNE 30,    DECEMBER 31,
                                   1996          1995
                                 ---------    ------------
BALANCE SHEET ITEMS
 Total assets                    $ 802,429    $ 800,637
 Loans                             578,658      552,581      5%
 Deposits                          420,022      439,985     -5%
 Stockholders' equity              110,157      106,034      4%
 Book value per share                14.94        14.38
  (adjusted for stock dividends)




DIRECTORS OF NATIONAL CITY
BANCORPORATION

David L. Andreas
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation

Wendell R. Anderson*
PARTNER
Larkin, Hoffman, Daly and
Lindgren Ltd.

L.W. Andreas
RETIRED CHAIRMAN OF
THE BOARD AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation

Terry L. Andreas
CHAIRMAN OF THE BOARD
School for Field Studies
Beverly, Massachusetts

Marvin Borman*
PARTNER
Maslon, Edelman, Borman
and Brand

Kenneth H. Dahlberg
CHAIRMAN OF THE BOARD
Dahlberg, Inc.

John H. Daniels, Jr.*
PARTNER
Willeke and Daniels

Thomas E. Holloran*
PROFESSOR, GRADUATE PROGRAMS
IN MANAGEMENT
University of St. Thomas

C. Bernard Jacobs
RETIRED PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE BOARD
National City Bank

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN
OF THE BOARD
National City Bank

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company
*Members of the Audit Committee

OFFICERS OF NATIONAL CITY
BANCORPORATION

David L. Andreas
CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER

Thomas J. Freed
SECRETARY AND CONTROLLER

PRINCIPAL OFFICERS OF
SUBSIDIARIES

DIVERSIFIED BUSINESS
CREDIT INC.

David L. Andreas
CHAIRMAN OF THE BOARD

Robert L. Olson
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

NATIONAL CITY BANK
OF MINNEAPOLIS

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD

David L. Andreas
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

William J. Klein
EXECUTIVE VICE PRESIDENT
CLIENT SERVICES

Jean J. Chaput
SENIOR VICE PRESIDENT
TRUST

Thomas J. Freed
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

Donald W. Kjonaas
SENIOR VICE PRESIDENT
OPERATIONS


NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands)                                                             June 30,       December 31,
                                                                             1996             1995
                                                                           ---------      ------------
ASSETS
     Cash and due from banks                                               $  35,536       $  42,006
     Federal funds sold and resale agreements                                    410          25,000
     Available-for-sale securities:
         U.S. Treasury                                                        23,690          21,963
         U.S. Government agencies                                              9,612          12,017
         Mortgage-backed                                                      91,694          83,192
         Other securities                                                      4,955           4,871
                                                                           ---------       ---------
              Total available-for-sale securities                            129,951         122,043
     Held-to-maturity securities:
         Mortgage-backed                                                      26,630          35,109
         Obligations of states and political subdivisions                         50             642
         Other securities                                                        305             375
                                                                           ---------       ---------
              Total held-to-maturity securities                               26,985          36,126
               (approximate market value: 1996-$27,036; 1995-$36,487)
     Loans                                                                   578,658         552,581
         Less allowance for loan losses                                       (9,460)         (8,602)
                                                                           ---------       ---------
           Net loan                                                          569,198         543,979
     Bank premises and equipment                                              11,140           4,312
     Accrued interest receivable                                               6,634           6,335
     Customer acceptance liability                                               226             478
     Other assets                                                             22,349          20,358
                                                                           ---------       ---------
              Total assets                                                 $ 802,429       $ 800,637
                                                                           =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits:
         Noninterest bearing                                               $ 114,093       $ 137,766
         Interest bearing                                                    305,929         302,219
                                                                           ---------       ---------
              Total deposits                                                 420,022         439,985
     Federal funds purchased and repurchase agreements                       108,452         110,535
     Commercial paper                                                         93,984          79,986
     Other short-term borrowed funds                                          13,705           6,687
     Acceptances outstanding                                                     226             478
     Other liabilities                                                         7,763           8,812
     Long-term debt                                                           48,120          48,120
                                                                           ---------       ---------
              Total liabilities                                              692,272         694,603
     Stockholders' equity:
         Common stock, par value $1.25
              Authorized shares: 20,000,000
              Issued shares: 1996-- 7,374,520; 1995-- 6,705,808                9,218           8,382
         Additional paid-in capital                                           79,199          65,484
         Unrealized gains (losses) net of tax effect                          (1,355)            275
         Retained earnings                                                    23,095          31,903
                                                                           ---------       ---------
              Subtotal                                                       110,157         106,044
     Less common stock in treasury at cost:
         1996 -- 7 shares; 1995 -- 562 shares                                                    (10)
                                                                           ---------       ---------
              Total stockholders' equity                                     110,157         106,034
                                                                           ---------       ---------
              Total Liabilities and Stockholders' Equity                   $ 802,429       $ 800,637
                                                                           =========       =========


NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)                                         Three Months Ended          Six Months Ended
                                                                             June 30,                    June 30,
                                                                        1996          1995          1996          1995
                                                                     ----------    ----------    ----------    ----------
INTEREST INCOME
     Interest and fees on loans                                      $   14,050    $   13,550    $   28,156    $   25,997
     Interest on federal funds sold & resale agreements                     112           204           324           292
     Interest and dividends on securities:
         Taxable                                                          2,569         2,313         5,124         4,540
         Exempt from federal income taxes                                    10           120            19           206
                                                                     ----------    ----------    ----------    ----------
                                                                          2,579         2,433         5,143         4,746
                                                                     ----------    ----------    ----------    ----------
              Total interest income                                      16,741        16,187        33,623        31,035
INTEREST EXPENSE
     Interest on deposits                                                 3,493         3,218         7,086         5,939
     Interest on short-term borrowed funds                                2,941         2,892         5,709         5,388
     Interest on long-term debt                                             804           959         1,625         1,893
                                                                     ----------    ----------    ----------    ----------
              Total interest expense                                      7,238         7,069        14,420        13,220
                                                                     ----------    ----------    ----------    ----------
              Net interest income                                         9,503         9,118        19,203        17,815
     Provision for loan losses                                              465           195           900           270
                                                                     ----------    ----------    ----------    ----------
              Net interest income after provision for loan losses         9,038         8,923        18,303        17,545
NONINTEREST INCOME
     Service charges on deposit accounts                                    521           437         1,009           865
     Fees for other customer services                                       507           468           980           827
     Trust department income                                              1,102         1,238         2,251         2,296
     Loss on sale of securities                                                                                      -122
     Other                                                                  280           350           545           490
                                                                     ----------    ----------    ----------    ----------
              Total noninterest income                                    2,410         2,493         4,785         4,356
NONINTEREST EXPENSES
     Salaries and employee benefits                                       3,731         3,685         7,632         7,451
     Net occupancy expense of bank premises                                 785           557         1,460         1,146
     Equipment rentals, depreciation & maintenance                          688           555         1,367         1,112
     Other                                                                1,460         1,673         3,131         3,358
                                                                     ----------    ----------    ----------    ----------
              Total noninterest expense                                   6,664         6,470        13,590        13,067
                                                                     ----------    ----------    ----------    ----------
     Earnings before taxes                                                4,784         4,946         9,498         8,834
     Applicable income taxes                                              1,842         1,905         3,717         3,383
                                                                     ----------    ----------    ----------    ----------
              NET EARNINGS                                           $    2,942    $    3,041    $    5,781    $    5,451
                                                                     ==========    ==========    ==========    ==========
Net earnings per common share                                        $     0.40    $     0.41    $     0.78    $     0.74
Average common and common equivalent shares outstanding               7,374,516     7,375,126     7,374,541     7,375,132



TO OUR STOCKHOLDERS:

Net earnings for the second quarter ended June 30, 1996 were $2,942,000 or $0.40 per share. For the six months, earnings were $5,781,000 or $0.78 per share, an increase of 6 percent from 1995.

Net interest income for the second quarter was $9,503,000, up $385,000 from the second quarter of 1995. The increased net interest income reflects a volume growth in loans and securities partially offset by a decrease in the net interest margin. The tax-equivalent net interest margin was 5.28 percent for the second quarter compared with 5.61 percent for the same period last year. Noninterest expense for the second quarter was $194,000 greater than the second quarter of 1995, reflecting increased occupancy and relocation expense. The Company relocated its offices from 75 South Fifth Street to 651 Nicollet Mall, in Gaviidae Common, during the first quarter of 1996 and the increased occupancy and relocation expenses were planned. The actual expenses are at or below our budget.

Net loan charge-offs for the second quarter were $5,000. The Company's reserve for loan losses at quarter-end was $9,460,000 or 1.63 percent of loans outstanding compared to $8,602,000 and 1.56 percent at December 31, 1995. Nonaccrual loans totaled $4.8 million or .83 percent of total loans at June 30, 1996 compared with $3.7 million or .67 percent of total loans at December 31, 1995. The allowance for loan losses was 196 percent of nonaccrual loans at June 30, 1996 compared with 231 percent at December 31, 1995.



/s/ David L. Andreas
David L. Andreas
Chairman of the Board and Chief Executive Officer